UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2008

BKF CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10024	36-0767530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 332-8400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 30, 2008, Keith Meister resigned from the board of directors of BKF Capital Group, Inc. (“Company”). Mr. Meister’s letter of resignation is filed as Exhibit 17.1 to this Current Report on Form 8-K.

On February 5, the board of the Company appointed David Schechter to the board to fill the vacancy created by Mr. Meister’s resignation. Mr. Schechter has served as a Director and Senior Investment Analyst for Icahn Capital LP, the entity through which Carl C. Icahn manages third party private investment funds, since September 2004. Mr. Icahn is a principal stockholder of the Company. From January 2004 to August 2004, Mr. Schechter served as an investment analyst with Icahn Associates Corp. and High River Limited Partnership, which are entities that are primarily engaged in the business of holding and investing in securities. Mr. Schechter also serves on the boards of directors of the following companies: WestPoint International, Inc., a manufacturer of bed and bath home fashion products; WCI Communities, Inc., a homebuilding company; and Federal-Mogul Corporation, a supplier of automotive products. Prior to joining Mr. Icahn in January 2004, Mr. Schechter served as vice president of global special situations at Citigroup, a unit responsible for making proprietary investments in distressed situations. Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania in May 1997.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None

(c)	Exhibits.

17.1.1	Letter of Resignation from Keith Meister

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKF CAPITAL GROUP, INC.
(Registrant)

Date: February 5, 2008	By:	/s/ J. Clarke Gray
	Name:	J. Clarke Gray
	Title:	Chief Financial Officer